Exhibit 10.48

AMENDMENT NO. 1

TO

PAYMENT RESTRUCTURING AGREEMENT

This Amendment No. 1 to Payment Restructuring Agreement (this “Amendment”) is made by and between Windtree Therapeutics, Inc., a corporation organized and existing under the laws of the state of Delaware, having its principal place of business at 2600 Kelly Road, Suite 100, Warrington, PA 18976 USA (“Windtree”), and Battelle Memorial Institute, through its Corporate Operations, a corporation organized and existing under the laws of the state of Ohio, having its principal place of business at 505 King Avenue, Columbus, OH 43201-2693 USA (“Battelle”). This Amendment is effective as of the date of the last signature below (the “Amendment Effective Date”).

WHEREAS, Windtree and Battelle are parties to that certain Payment Restructuring Agreement made and entered into as of December 7, 2018 (as amended through the Amendment Effective Date, the “Agreement”); and

WHEREAS, Windtree and Battelle now desire to amendment the Agreement as provided herein.

NOW, THEREFORE, in consideration of the covenants and promises contained in this Amendment and intending to be legally bound, Windtree and Battelle hereby agree to modify, replace, supplement or amend the terms of the Agreement, as the case may be, as follows:

1.	Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2.	Section B.iv.b. Section B.iv.b of the Agreement, is hereby amended and restated in its entirety as follows:

“b.     Milestone Payments will be due and payable as follows:

1.   A Milestone Payment will be due and payable on the earlier of enrollment of the first patient in the next AEROSURF clinical study as evidenced by use of the Next Generation System in the clinic or April 15, 2020; and

2.   A Milestone Payment will be due and payable on the earlier of the date on which Windtree completes the device technology transfer to the selected manufacturer and assembler for the Next Generation System, as evidenced by contract manufacturers’ production of at least one disposable and durable unit or September 1, 2020.”

The following sentence that immediately follows Section B.iv.b.2., is hereby removed in its entirety.

“Notwithstanding the foregoing, if any Milestone Payments remain unpaid on December 31, 2019 for any reason whatsoever, including, but not limited to Windtree’s failure to complete a Follow- on Financing, enroll a first patient in a clinical study or complete Device Technology Transfer, then all unpaid Milestone Payments shall be accelerated and become due and payable on or before January 7, 2020.”

3.

No Other Modifications. Except as expressly set forth in this Amendment, the Agreement and all provisions thereof in effect as of the Amendment Effective Date shall continue in full force and effect without any modification or amendment.

4.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

5.	Signatures. Electronic signatures sent via electronic mail or similar means shall be deemed to be original signatures for purposes of this Amendment.

[signature page follows]

In Witness Whereof, the Parties have duly executed this Amendment as of the Amendment Effective Date.

WINDTREE THERAPEUTICS, INC.	BATTELLE MEMORIAL INSTITUTE
Corporate Operations

By: /s/ John Tattory	By: /s/ Amanda K. Botti
Name: John Tattory	Name: Amanda K. Botti
Title: SVP and Chief Financial Officer	Title: Contracts Manager
Date: March 30, 2020	Date: March 30, 2020